As filed with the Securities and Exchange Commission on April 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASPIRA WOMEN’S HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	2835	33-0595156
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

12117 Bee Caves Road, Building III, Suite 100

Austin, Texas 78738

(512) 519-0400

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Nicole Sandford

Chief Executive Officer

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building III, Suite 100

Austin, Texas 78738

(512) 519-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Josh Seidenfeld

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 5, 2024

PROSPECTUS

Up to 1,571,000 shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 1,571,000 shares of our common stock issuable upon the exercise of outstanding common warrants that were issued to the selling stockholders on January 26, 2024 in a private placement transaction.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. We will, however, receive the net proceeds of any warrants exercised for cash.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all broker or similar commissions related to the offer and sale of their shares.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “AWH.” On April 4, 2024, the last reported sale price of our common stock was $2.70 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” on page 4 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2024

We have not, and the selling stockholders have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the selling stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included or incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks in greater detail under the heading “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K. You should carefully consider the “Risk Factors” and such other sections included or incorporated by reference herein and subsequent public statements, or reported, filed, or furnished with the SEC, before making any investment decision with respect to our securities.

The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular point in time. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, and any amendment or supplement thereto, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

ii

PROSPECTUS SUMMARY

This summary highlights certain information about us, the Private Placement (as defined below) and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” on page 4 of this prospectus, as well as the information incorporated herein by reference, including our most recent Annual Report on Form 10-K, as filed with the SEC, before making an investment decision.

Unless the context indicates otherwise, references in this prospectus to “Aspira,” “Aspira Women’s Health,” “the Company,” “we,” “us,” “our” and similar references refer to Aspira Women’s Health Inc.

Our Company

We are dedicated to the discovery, development, and commercialization of noninvasive, AI-powered tests to aid in the diagnosis of gynecologic diseases.

Our commercially available portfolio includes OvaWatch and the Ova1Plus workflow, offered to clinicians as OvaSuite. Together, they provide the only comprehensive portfolio of blood tests to aid in the detection of ovarian cancer for the more than 1.2 million women in the United States diagnosed with an adnexal mass each year. OvaWatch is used to assess ovarian cancer risk for women with an adnexal mass where their initial clinical assessment indicates the mass is indeterminate or benign. With a negative predictive value of 99%, OvaWatch can help physicians determine the appropriate care pathway. The Ova1Plus workflow is designed to assess the risk of ovarian malignancy in women planned for surgery and uses two FDA-cleared tests, Ova1 as the primary test and Overa as a reflex for Ova1 intermediate range results.

We plan to broaden our focus to the differential diagnosis of other gynecologic diseases that typically cannot be assessed through traditional non-invasive clinical procedures. We expect to continue commercializing our existing and new technology and to distribute our tests through our decentralized technology transfer service platform, Aspira Synergy. We also intend to continue to raise public awareness regarding the diagnostic superiority of the Ova1Plus workflow as compared to CA-125 on its own for all women with adnexal masses, as well as the superior performance of machine learning algorithms in detecting ovarian cancer in different racial and ethnic populations. We plan to continue to expand access to our tests among Medicaid patients as part of our corporate mission to make the best care available to all women, and we plan to advocate for legislation and the adoption of our technology in professional society guidelines to provide broad access to our products and services.

We are focused on commercializing our products and have established medical and advisory support and a Key Opinion Leader Network aligned with our territories in the U.S. In addition, we added to our direct salesforce, and in 2021, we put Ova1 on our global testing platform, Aspira Synergy. This platform allows tests to be deployed internationally as well as run by clients in the United States at major customer sites. In 2024, we plan to continue our efforts to commercialize the Ova1Plus workflow by utilizing select partnerships for distribution and expanding our managed care coverage and contracts in select markets.

Private Placement

On January 24, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”), with the selling stockholders named in this prospectus, pursuant to which, among other transactions, we issued warrants (the “Purchase Warrants”) to purchase 1,571,000 shares of the Company’s common stock, par value

$0.001 per share (the “Private Placement”). The Purchase Warrants will have an exercise price of $4.13 per share, and will be exercisable any time on or after July 26, 2024, which is the six month anniversary date after issuance, and on or prior to 5:00p.m. (New York City time) on July 25, 2029.

Pursuant to the Purchase Agreement, we have agreed with the selling stockholders to prepare and file, within 75 calendar days of the date of the Purchase Agreement, a registration statement with the SEC to register for resale the common stock issuable upon exercise of the Purchase Warrants issued under the Purchase Agreement.

For more information regarding the Private Placement, see our Current Report on Form 8-K filed with the SEC on January 24, 2024, as amended by Amendment No. 1 on Form 8-K/A, filed with the SEC on January 26, 2024, each of which is incorporated herein by reference.

Corporate Information

We were originally incorporated in 1993. Our principal executive offices are located at 12117 Bee Caves Road, Building III, Suite 100, Austin, Texas 78738, and our telephone number is (512) 519-0400. We maintain a website at www.aspirawh.com where general information about us is available. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus and any accompanying prospectus supplement, and the inclusion of our website address is an inactive textual reference only.

The Offering

Common stock offered by the selling stockholders	1,571,000 shares of our common stock issuable upon the exercise of outstanding Purchase Warrants to purchase shares of our common stock held by the selling stockholders.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. We will, however, receive the net proceeds of any warrants exercised for cash.

Risk factors	See “Risk Factors” on page 4 for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq symbol	“AWH”

The selling stockholders named in this prospectus may offer and sell up to 1,571,000 shares of our common stock. Our common stock is currently listed on Nasdaq under the symbol “AWH.” Shares of our common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. We will, however, receive the exercise price of $4.13 per share of any of the common warrants exercised for cash. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock that are issuable upon exercise of the Purchase Warrants issued in the Private Placement as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any amendment or supplement to this prospectus or any report incorporated herein by reference. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the below section “Where You Can Find Additional Information.” Please also read carefully the above section “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. Upon any exercise of any of the Purchase Warrants for cash, the applicable selling stockholder would pay us the exercise price set forth in such warrants. The exercise price of the Purchase Warrants is $4.13 per share and, if all warrants are exercised, we will receive proceeds of $6,488,230. We expect to use any such proceeds primarily for our working capital and other corporate and operational purposes. The Purchase Warrants are only exercisable on a net exercise cashless basis if there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the shares issuable upon exercise of Purchase Warrants. If any of the Purchase Warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such exercise.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear their own broker or similar commissions payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are issuable to the selling stockholders upon exercise of the Purchase Warrants issued in the Private Placement. For additional information regarding the issuance of the shares of common stock and warrants, see the section “Prospectus Summary—Private Placement” above. We are registering the resale of shares of common stock issuable upon exercise of the Purchase Warrants in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the Purchase Warrants and for the selling stockholders whose other relationships are provided in “Certain Relationships and Related Party Transactions,” the selling stockholders have not had any material relationship with us within the past three years.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. As described under “Prospectus Summary—Private Placement,” the Purchase Warrants will be exercisable any time on or after July 26, 2024, which is the six month anniversary date after issuance, and on or prior to 5:00p.m. (New York City time) on July 25, 2029, and not exercisable within 60 days; however, for purposes of the table below, the shares of common stock issuable upon the exercise of the Purchase Warrants are included in the number of shares of common stock beneficially owned by the selling stockholders prior to the offering.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. The first column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock and Purchase Warrants, as of April 1, 2024, assuming exercise of the Purchase Warrants held by the selling stockholders on that date, without regard to any limitations on exercises. The percentage of shares owned after the offering in the fourth column is based on 12,344,104 shares of common stock outstanding as of April 1, 2024. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

In accordance with the terms of the Securities Purchase Agreement, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the Purchase Warrants issued in the Private Placement. This maximum amount is determined as if the outstanding Purchase Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, subject to adjustment as provided in the Securities Purchase Agreement and without regard to any limitations on the exercise of the Purchase Warrants. Under the terms of the Purchase Warrants, a selling stockholder may not exercise the Purchase Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable to each holder, of the number of shares of our common stock outstanding following such exercise (for purposes of the denominator, immediately after giving effect to the issuance of shares of common stock to be issued upon the applicable exercise of such Purchase Warrant). The number of shares in the second and fifth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See the section “Plan of Distribution.”

			After Offering
Name and Address	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Nicole Sandford(1) 79 Sherwood Rd. Stamford, CT 06906	61,103	2,400	58,703	*

			After Offering
Name and Address	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Jack Schuler(2) 100 Tri-State International, Suite 125 Lincolnshire, IL 60069	1,680,630	28,500	1,652,130	13.35%
Terence P. & Holly M. Hoy Revocable Trust(3) 325 E. Acacia Road Milwaukee, WI 53217	183,188	20,000	163,188	1.32%
GSHI LLC(4) 303 International Circle, Suite 360 Hunt Valley, MD 21030	57,000	57,000	—	*
Armistice Capital Master Fund Ltd. (5) c/o Armistice Capital, LLC 510 Madison Avenue, 7th Floor New York, NY 10022	1,400,000	1,400,000	—	*
Entities affiliated with J. Storey Charbonnet (6) 639 Loyola Avenue, Suite 2775 New Orleans, LA 70113	378,422	63,000	315,322	2.54%

*	Represents less than 1%
(1)	Includes 2,400 shares of common stock issuable upon the exercise of outstanding Purchase Warrants.
(2)

The ownership reported above includes 1,652,130 shares of our common stock held by the Jack W. Schuler Living Trust and 28,500 common stock issuable upon the exercise of outstanding Purchase Warrants. Pursuant to that certain Stockholders Agreement by and between the Company and Jack Schuler, dated May 13, 2012, Mr. Jack W. Schuler is entitled to designate one individual to be nominated by the Company to serve on the Company’s Board of Directors. Mr. Jack W. Schuler is the sole trustee of the Jack W. Schuler Living Trust.

(3)	Includes 20,000 common stock issuable upon the exercise of outstanding Purchase Warrants and 163,188 shares of common stock.
(4)	Includes 57,000 common stock issuable upon the exercise of outstanding Purchase Warrants.
(5)

Includes 1,400,000 common stock issuable upon the exercise of outstanding Purchase Warrants directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(6)

Includes (i) 21,000 common stock issuable upon the exercise of outstanding Purchase Warrants, 13,333 issuable upon exercise of certain other common stock warrants, 84,366 shares of common stock held by Covington Partners L.P. (ii) 42,100 common stock issuable upon the exercise of outstanding Purchase Warrants, 26,666 common stock issuable upon exercise of certain other warrants and 169,433 shares of common stock held by Green Turtle Partners, L.P. and (iii) 10,762 shares of common stock held by J. Storey Charbonnet. The natural person with ultimate voting or investment control over the shares of common stock held by each of Covington Partners L.P. and Green Turtle Partners L.P. is J. Storey Charbonnet.

As discussed in greater detail above under the section “Prospectus Summary—Private Placement,” on January 24, 2024, we entered into the Securities Purchase Agreement with the selling stockholders pursuant to which, on January 26, 2024, we sold warrants to purchase shares of common stock to the selling stockholders and agreed to file a registration statement to enable the resale of the shares of common stock covered by this prospectus. Other than Nicole Sandford, who is our Chief Executive Officer and member of our board of directors, and Jack W. Schuler, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the applicable provisions of the Delaware General Corporation Law (the “DGCL”), and on the provisions of our Fourth Amended and Restated Certificate of Incorporation, dated January 22, 2010, as amended effective June 19, 2014, June 11, 2020, February 6, 2023 and May 11, 2023 (our “Certificate of Incorporation”), and our Sixth Amended and Restated Bylaws, effective June 11, 2020, as amended effective February 23, 2022 (our “Bylaws”). This information is qualified entirely by reference to the applicable provisions of the DGCL, our Certificate of Incorporation, and our Bylaws. For information on how to obtain copies of our Certificate of Incorporation and our Bylaws, please refer to the heading “Where You Can Find More Information” in this prospectus.

Our Authorized Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of April 1, 2024, we had 12,344,104 shares of our common stock outstanding and 56,042 shares of our common stock reserved for future issuance to employees, directors and consultants pursuant to our employee stock plans, which excludes 835,776 shares of our common stock that were subject to outstanding options and 42,777 restricted stock units. As of April 1, 2024, we had 40 registered holders of record of our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative voting rights. In all matters other than the election of directors, stockholder approval requires the affirmative vote of the majority of the holders of our common stock entitled to vote on the subject matter unless the matter is one upon which, by express provision of law, our Certificate of Incorporation or our Bylaws, a different vote is required. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

Dividend Rights

Subject to preferences to which holders of preferred stock may be entitled and the rights of certain of our stockholders set forth in the Stockholders Agreement (as defined below), holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor. We have never paid or declared any dividend on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable. As described under “Stockholders Agreement,” certain holders of our common stock have the right to purchase shares in connection with most equity offerings made by the Company.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted the holders of any outstanding shares of any senior class of securities. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Preferred Stock

As of April 1, 2024, there were no shares of our preferred stock outstanding.

Our Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, in one or more series, each of such series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption terms and liquidation preferences as shall be determined by our Board of Directors. Any issuance of shares of preferred stock could adversely affect the voting power or rights of holders of common stock, and the likelihood that the holders of preferred stock will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control.

Stockholders Agreement

In connection with a private placement in May 2013, we entered into a stockholders agreement with the purchasers named therein (the “Stockholders Agreement”). Pursuant to and subject to the terms of the Stockholders Agreement, certain of the investors received rights to participate in any future equity offerings on the same price and terms as other investors. These rights terminate for each investor when that investor ceases to beneficially own at least 50% of the shares and warrants (taking into account shares issued upon exercise of the warrants), in the aggregate, that such investor purchased at the closing of our May 2013 private placement. We believe that the rights of one of the primary investors have terminated.

In addition, the Stockholders Agreement prohibits the Company from taking material actions without the consent of at least one of the two primary investors (Jack W. Schuler, as the only investor still holding these rights). These material actions include:

•	making any acquisition with value greater than $2 million;

•

entering into, or amending the terms of agreements with Quest Diagnostics, provided that such investors’ consent shall not be unreasonably withheld, conditioned or delayed following good faith consultation with the Company;

•	submitting any resolution at a meeting of stockholders or in any other manner changing or authorizing a change in the size of our Board of Directors;

•	offering, selling or issuing any securities senior to our common stock or any securities that are convertible into or exchangeable or exercisable for securities ranking senior to our common stock;

•	amending our Certificate of Incorporation or our Bylaws in any manner that affects the rights, privileges or economics of our common stock;

•	taking any action that would result in a change in control of ASPIRA or an insolvency event;

•

paying or declaring dividends on any securities of the Company or distributing any assets of the Company other than in the ordinary course of business or repurchasing any outstanding securities of the Company; or

•	adopting or amending any stockholder rights plan.

In addition, the primary investor received the right to designate a person to serve on our Board of Directors. The investor has not exercised this right for 2023. These rights terminate for such investor when that investor ceases to beneficially own less than 50% of the shares and warrants (taking into account shares issued upon exercise of the warrants), in the aggregate, that such investor purchased at the closing of our May 2013 private placement.

Section 203 of the Delaware Corporation Law

We are subject to Section 203 of the DGCL, which prevents an “interested stockholder” (defined in Section 203 of the DGCL, generally, as a person owning 15% or more of a corporation’s outstanding voting stock), from engaging in a “business combination” (as defined in Section 203 of the DGCL) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder, subject to exceptions, unless:

•

before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

The provisions of Section 203 of the DGCL could make a takeover of the Company difficult.

Effect of Certain Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws may also have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for our securities. Our Certificate of Incorporation eliminates the right of stockholders to call special meetings of stockholders or to act by written consent without a meeting, and our Bylaws require advance notice for stockholder proposals and director nominations, which may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. Our Certificate of Incorporation authorizes undesignated preferred stock, which makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us. The amendment of any of the provisions of our Certificate of Incorporation described in the immediately preceding paragraph would require approval by our Board of Directors and the affirmative vote of at least 66 2/3% of our then outstanding voting securities, and the amendment of any of the provisions of our Bylaws described in the immediately preceding paragraph would require approval by our Board of Directors or the affirmative vote of at least 66 2/3% of our then outstanding voting securities.

Transfer Agent

The transfer agent for our common stock is Broadridge Financial Solutions, Inc.

Listing

Our common stock is listed on Nasdaq under the symbol “AWH.”

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	settlement of short trades entered into after the date of this prospectus;

•	by pledge to secure debts and other obligations;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

A selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

A selling stockholder may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify any selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by a selling stockholder or any other person. We will make copies of this prospectus available to a selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

The consolidated financial statements of Aspira Women’s Health Inc. (the “Company”) as of December 31, 2023 and 2022 and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement and have been so incorporated in reliance on the report of BDO USA, P.C. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered pursuant to this registration statement of which this prospectus forms a part, will be passed upon for us by Cooley LLP, Palo Alto, California.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.aspirawh.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (File No. 001-38800):

(a)	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

(b)

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2024;

(c)	our Current Reports on Form 8-K or 8-K/A filed with the SEC on January 25, 2024, January 26, 2024, March 21, 2024 and March 25, 2024; and

(d)

the description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on July 6, 2010 (File No. 001-34810), and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.7 of our Annual Report on Form 10-K for the year ended December  31, 2023.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering under this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Information in such future filings updates and supplements the information provided in this prospectus. Any statement in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building Three, Suite 100

Austin, Texas 78738

(512) 519-0400

Attn: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$663.18
Legal Fees and Expenses	$60,000.00
Accounting Fees and Expenses	$20,000.00
Miscellaneous	$3,000.00
Total	$83,663.18

Item 14. Indemnification of Directors and Officers.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Certificate of Incorporation and Bylaws. Article VII of the Registrant’s Certificate of Incorporation and Article VI of the Registrant’s Amended and Restated Bylaws provide in substance that, to the fullest extent permitted by the DGCL, each director and officer shall be indemnified against reasonable costs and expenses, including attorney’s fees, and any liabilities which the person may incur in connection with any action to which the person may be made a party by reason of his or her being or having been a director or officer of the Registrant, a predecessor of the Registrant, or serves or served as a director, officer or employee of another enterprise at the request of the Registrant or any predecessor of the Registrant. The indemnification provided by the Registrant’s Certificate of Incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

D&O Insurance. The Registrant maintains standard policies of insurance under which coverage is provided to the Registrant’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold by us since April 1, 2021 that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). Also included is the consideration, if any, received by us for such shares and options and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

On January 24, 2024, we entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“AGP”) and a securities purchase agreement (the “Securities Purchase

Agreement”) with a single healthcare focused institutional investor alongside participation from Nicole Sandford, our CEO, as well as certain existing shareholders of the Company (collectively, the “Purchasers”). Pursuant to the Placement Agency Agreement, we paid AGP as the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds generated from the offering, except that, with respect to proceeds raised in the offering from certain designated persons, AGP’s cash fee was reduced to 3.5% of such proceeds, and to reimburse certain fees and expenses of the placement agent in connection with the offering.

Pursuant to the Securities Purchase Agreement, among other transactions, we issued the Purchase Warrants to purchase 1,571,000 shares of the Company’s common stock, par value $0.001 per share. The Purchase Warrants will have an exercise price of $4.13 per share, and will be exercisable any time on or after July 26, 2024, which is the six month anniversary date after issuance, and on or prior to 5:00p.m. (New York City time) on July 25, 2029.

We believe each of these transactions was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibit Index.

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of Vermillion, Inc. dated January 22, 2010 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on January 25, 2010).

3.2	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation, effective June 19, 2014 (incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 14, 2014).

3.3	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Vermillion, Inc., dated June 11, 2020 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on June 11, 2020).

3.4	Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Aspira Women’s Health Inc, dated February 7, 2023 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on February 7, 2023).

3.5	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation, as amended May 11, 2023 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on May 11, 2023).

3.6	Amended and Restated Bylaws of Aspira Women’s Health Inc., effective February 23, 2022 (incorporated by reference to Exhibit 3.3 of the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 14, 2014).

4.1	Form of Aspira Women’s Health Inc.’s (formerly Ciphergen Biosystems, Inc.) Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1/A, filed with the Commission on August 24, 2000).

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K/A, filed with the Commission on January 26, 2024).

5.1	Opinion of Cooley LLP.

10.1	Form of Securities Purchase Agreement, dated January 24, 2024, by and between Aspira Women’s Health Inc. and the purchasers party thereto (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K/A, filed with the Commission on January 26, 2024).

10.2	Placement Agency Agreement dated January 24, 2024, by and between Aspira Women’s Health Inc. and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 1.1 of the Registrant’s Current Report on Form 8-K/A, filed with the Commission on January 26, 2024).

23.1	Consent of BDO USA, P.C., an independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in legal opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

107	Filing fee table.

#	Management contract or compensatory plan or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” exhibit to the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on April 5, 2024.

Aspira Women’s Health Inc.

By:	/s/ Nicole Sandford
Nicole Sandford
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicole Sandford and Torsten Hombeck, and each of them, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicole Sandford Nicole Sandford	Chief Executive Officer and Director (Principal Executive Officer)	April 5, 2024

/s/ Torsten Hombeck Torsten Hombeck	Chief Financial Officer (Principal Financial and Accounting Officer)	April 5, 2024

/s/ Jannie Herchuk Jannie Herchuk	Director	April 5, 2024

/s/ Lynn O’Connor Vos Lynn O’Connor Vos	Director	April 5, 2024

/s/ Celeste Fralick Celeste Fralick	Director	April 5, 2024

/s/ Stefanie Cavanaugh Stefanie Cavanaugh	Director	April 5, 2024

/s/ Winfred Parnell Winfred Parnell	Director	April 5, 2024